                                                                   EXHIBIT 10.42

                             AMENDED AND RESTATED

                         MANAGEMENT SERVICES AGREEMENT


            This Amended and Restated Management Services Agreement (the

"Agreement") is made as of this ___ day of February, 1997 by and between S&H

INC., a Connecticut corporation ("S&H"), and SILGAN HOLDINGS INC., a Delaware corporation ("Holdings").



                           W I T N E S S E T H:
                           -------------------



            WHEREAS, S&H and Holdings have entered into the Amended and

Restated Management Services Agreement dated as of December 21, 1993 (the

"Original Management Services Agreement"), pursuant to which S&H provides general management, supervision, administrative and other services to Holdings in accordance with the terms of the Original Management Services Agreement;

            WHEREAS, S&H also is a party to an Amended and Restated Management

Services Agreement dated as of December 21, 1993 with each of Silgan

Corporation, a wholly owned subsidiary of Holdings ("Silgan"), Silgan

Containers Corporation, a wholly owned subsidiary of Silgan ("Containers"), and

Silgan Plastics Corporation, a wholly owned subsidiary of Silgan ("Plastics");

            WHEREAS, S&H and each of Silgan, Containers and Plastics are entering into an amended and restated management services agreement dated as of the date hereof (collectively, as so amended and restated, the "Affiliate

Management Services Agreements"); and

            WHEREAS, in contemplation of the consummation of an initial public offering of the common stock of Holdings pursuant to an effective registration statement under the Securities Act of 1933, as amended, S&H and Holdings desire to amend and restate hereby the Original Management Services Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, S&H and Holdings agree as follows:

            1.  Management Services.
                -------------------

                  (a)   S&H and Holdings hereby agree that, during the period

beginning on the date hereof and continuing throughout the term hereof, S&H and its Affiliates shall provide to Holdings general management, supervision and administrative services, including, without limitation, the preparation of the annual and long-term business plans of Holdings, and perform such other duties and provide such other services as Holdings shall be permitted to request of

S&H pursuant to the Restated Certificate of Incorporation or By-Laws of

Holdings or pursuant to applicable
law, which power and authority Holdings hereby grants to S&H ("General

Management Services"). (The General Management Services are hereinafter collectively referred to as the "Services" and individually as a "Service").

                  (b)   Any Service hereunder shall be provided to Holdings

only by S&H or its Affiliates or such consultants, subcontractors or agents as may be selected from time to time by S&H to assist S&H in its provision of the

Services.  It is understood and agreed that S&H may retain the services of

Morgan Stanley & Co. Incorporated or another suitable investment bank as financial advisor to Holdings or as an underwriter or placement agent for offerings of securities by Holdings.

            2.    Fees; Payment.
                  -------------

                  (a)   In consideration for General Management Services

provided by S&H to Holdings hereunder, Holdings shall pay to S&H aggregate fees or compensation therefor (not including any related out-of-pocket expenses),

(i) on a monthly basis, an amount equal to five thousand dollars ($5,000) plus

2.475% of EBDIT (as defined in Paragraph 2(i) hereof) for such calendar month of Holdings until EBDIT for the calendar year to date has reached the Scheduled

Amount (as defined in Paragraph 2(d) hereof) for such calendar year, and 1.65%

of EBDIT for such calendar month of Holdings to the extent that EBDIT for the calendar year to date exceeds the Scheduled Amount but is not greater than the

Maximum Amount (as defined in Paragraph 2(d) hereof) (the "Monthly Management

Fee"); and (ii) on a quarterly basis, an amount equal to 2.475% of EBDIT for such calendar quarter of Holdings until EBDIT for the calendar year to date has reached the Scheduled Amount, and l.65% of EBDIT for such calendar quarter of

Holdings to the extent that EBDIT for the calendar year to date exceeds the

Scheduled Amount but is not greater than the Maximum Amount (the "Quarterly

Management Fee").

                  (b)  Such Quarterly Management Fee shall continue to accrue,

but shall not be paid, to S&H by Holdings in the event that, and from the date on which, Silgan shall have received written notice ("Notice") from the Agent

(as defined below) that an Event of Default (as such term is defined in the

Credit Agreement, dated as of August 1, 1995, among Silgan, Containers,

Plastics, the lenders from time to time party thereto, Bankers Trust Company, as

Administrative Agent and as a Co-Arranger (the "Agent"), and Bank of America

Illinois, as Documentation Agent and as a Co-Arranger, as in effect from time to time, and any refinancings, renewals, amendments or extensions thereof (the

"Credit Agreement")) exists under any of Sections 9.01, 9.03 (but only to the extent resulting from the violation of one or more of Sections 8.08, 8.09, 8.10,

and 8.11 of the Credit Agreement),

9.04(i)(x), 9.04(ii) or 9.05 of the Credit Agreement (each of the foregoing

Events of Default, a "Financial Covenant Event of Default") until, and shall be paid by Holdings to S&H on, the earliest to occur of (x) the first date after receipt of such Notice upon which no Financial Covenant Event of Default to which the Notice related or otherwise known to S&H or Holdings shall be in existence (and so long as no such Financial Covenant Event of Default would be in existence after giving effect to the payment of such unpaid portion of the

Quarterly Management Fee), (y) the first date occurring 180 days or more after receipt by Holdings of a written notice from the Agent stating that no Event of

Default exists under Section 9.01 of the Credit Agreement, or (z) the date that

Silgan, Containers, Plastics, California-Washington Can Corporation, a wholly owned subsidiary of Containers, and SCCW Can Corporation, a wholly owned subsidiary of Containers, shall have paid all outstanding Obligations (as such term is defined under the Credit Agreement). In the event that a Notice is delivered by the Agent, Holdings shall pay to S&H that portion of any unpaid

Quarterly Management Fee that has accrued with respect to that portion of such calendar quarter prior to the occurrence of any Financial Covenant Event of

Default to which such Notice relates.

                  (c)  Nothing contained in Paragraph 2(b) shall prevent the

Agent from giving successive Notices of the type described in Paragraph 2(b)

(in which case the rules set forth in Paragraph 2(b) shall apply to, and the time periods set forth therein shall begin to run on, the date of such subsequent Notice); provided that only one Notice relating to a single
                    --------

Financial Covenant Event of Default and all other Financial Covenant Events of

Default in existence at the date of the giving of any such Notice may be given.

Notwithstanding anything to the contrary stated herein, if at any time after the giving of Notice by the Agent to Silgan, S&H shall certify in writing to

Holdings that all Financial Covenant Events of Default to which such Notice relates have been cured or waived, and that S&H knows of no other Financial

Covenant Event of Default then in existence, then Holdings shall, unless it knows of the existence of a Financial Covenant Event of Default which has not yet been cured or waived, pay to S&H any accrued and unpaid Quarterly Management

Fee or portion thereof in the manner set forth in Paragraph 2(g) hereof unless a

Financial Covenant Event of Default would result from such payment. S&H shall not be required to deliver any such certification to Holdings upon the occurrence of the dates or events set forth in clauses (y) or (z) of Paragraph

2(b), and promptly after the occurrence of such date or event, Holdings will pay to S&H any accrued and unpaid Quarterly Management Fee or portion thereof.

                  (d)  For any given calendar year during the term of this

Agreement, the Scheduled Amount and the Maximum Amount for such calendar year will be the amounts set forth in Schedule I hereto.

                  (e)  In addition to the Monthly Management Fee and the

Quarterly Management Fee, Holdings shall also reimburse S&H in an amount equal to all out-of-pocket expenses paid by S&H in providing the Services hereunder,

including fees and expenses paid to consultants, subcontractors and other third parties, in connection with such Services.  Such expenses shall be payable by

Holdings to S&H monthly in arrears.

                  (f)   (i) Not later than fifteen (15) days after the end of

each calendar month during the term hereof with respect to the Monthly

Management Fee and (ii) not later than thirty (30) days after the end of each full calendar quarter during the term hereof with respect to the Quarterly

Management Fee, S&H shall furnish Holdings with a bill for an amount equal to the Monthly Management Fee and the Quarterly Management Fee, respectively, then owing with respect to periods ended on or before the end of such calendar month or such calendar quarter.

                  (g)   Each bill furnished to Holdings hereunder shall be paid

in full within thirty (30) days of the receipt of such bill, except that any accrued and unpaid Quarterly Management Fee or portion thereof shall be paid on the earliest date on which such payment is permitted to be made pursuant to

Paragraphs 2(a), 2(b) and 2(c) hereof. All payments of such bills shall be sent to:

                  S&H Inc.
                  4 Landmark Square
                  Suite 400
                  Stamford, CT  06901
                  Attention: R. Philip Silver

or to such other address as S&H may specify from time to time by written notice to Holdings.

                  (h)   All fees and expenses paid to S&H by Silgan, Containers

and Plastics, pursuant to their respective Affiliate Management Services

Agreements with S&H, shall be credited to the Monthly Management Fee, the

Quarterly Management Fee and the expenses referred to in Paragraphs 2(a) and

2(e) hereof.

                  (i)   For purposes of this Section 2, EBDIT shall mean, for

any period, the consolidated net income of Holdings and its subsidiaries,

before interest expense and provision for income taxes and without giving effect to any extraordinary non-cash gains or extraordinary non-cash losses and any adjustments resulting from changes in the value of employee stock options and/or stock appreciation rights, and adjusted by adding thereto (i) the amount of any fees and expenses paid pursuant to this Agreement or the Affiliate

Management Services Agreements, (ii) the amount of all charges and expenses incurred in connection with any refinancing, restructuring, recapitalization or reorganization involving Holdings and its subsidiaries (which charges and expenses have been charged against the consolidated net income of Holdings or its subsidiaries), and (iii) the amount of all amortization of intangibles,

covenants not to compete, goodwill and debt financing costs and all depreciation

(which amortization and depreciation have been charged against the consolidated net income of Holdings and its subsidiaries, before interest expense), computed in accordance with generally accepted accounting principles.

            3.  Direct Expenses.
                ---------------

            It is understood that the consideration to be paid by Holdings to

S&H for Services hereunder shall not be in lieu of, and that Holdings shall be directly liable for, direct expenses incurred by Holdings, or by S&H on

Holdings' behalf (other than the out-of-pocket expenses billed to Holdings by

S&H pursuant to Paragraph 2(e) hereof), for services rendered to Holdings by third parties, including, but not limited to, legal and accounting fees and insurance premiums. Holdings shall pay any compensation (including employee benefit costs and any related out-of-pocket expenses) to officers and other employees of Holdings who provide substantially full-time services to Holdings, other than Messrs. R. Philip Silver ("Silver"),

D. Greg Horrigan ("Horrigan"), Harley Rankin, Jr. ("Rankin") and Harold J.

Rodriguez, Jr. ("Rodriguez") who shall receive no salaries (it being understood,

however, that Holdings shall reimburse S&H in respect of compensation paid by

S&H to Messrs. Rankin and Rodriguez consistent with the reimbursement therefor by Holdings to S&H in 1996), notwithstanding that said officers and other employees may simultaneously be officers or employees of S&H or one of its subsidiaries or Affiliates.

            4.    Term.
                  ----

                  (a)   The term of this Agreement shall commence on the date

hereof and shall continue until June 30, 1999.  Thereafter, the term of this

Agreement shall be automatically renewed for successive one-year terms unless prior to the date that is 180 days prior to the expiration of the initial term or the then current one-year term, as the case may be, either party shall have given the other party written notice of its election not to renew the term of this Agreement (it being understood that the determination by Holdings whether to give such written notice of its election not to renew the term of this

Agreement will be
made by the independent members of the Board of Directors of Holdings).

For purposes hereof, the independent members of the Board of

Directors of Holdings shall not include any employee or affiliate of S&H, any officer of Holdings or any member of the Board of Directors that is affiliated with any entity that is receiving or is entitled to receive any payment from

Holdings under this Agreement or any payment from S&H in connection with this

Agreement.  The term of this Agreement may be terminated prior to the expiration of the initial term or the then current one-year term by written notice to the other party as follows: (i) by Holdings for Cause, (ii) by S&H for Cause, (iii) by Holdings for any reason other than Cause, upon at least 180 days prior written notice, (iv) by S&H for any reason other than (A) Cause or

(B) because of a Change of Control, upon at least 180 days prior written notice, or (v) by S&H at any time after a Change of Control.

                  (b)  Upon termination by Holdings of any Affiliate Management

Services Agreement for any reason other than "Cause" as defined in such

Affiliate Management Services Agreement, this Agreement shall be deemed to have been terminated by Holdings pursuant to clause (iii) of the last sentence of

Section 4(a) hereof, effective as of the date of termination of such Affiliate

Management Services Agreement.  Upon termination by S&H of any

Affiliate Management Services Agreement for any reason other than "Cause" or because of a "Change of Control," each as defined in such Affiliate Management

Services Agreement, this Agreement shall be deemed to have been terminated by

S&H pursuant to clause (iv) of the last sentence of Section 4(a) hereof,

effective as of the date of termination of such Affiliate Management Services

Agreement.

                  (c)  For purposes of this Section 4, a "Change of Control"

shall be deemed to have occurred when a majority of the Board of Directors of

Holdings shall not consist of "Continuing Holdings Directors," which shall mean

(i) the directors of Holdings on the date hereof and (ii) each other director of Holdings who is either recommended, approved or nominated for election, or is elected, to the Board of Directors of Holdings by a majority of the other

Continuing Holdings Directors.

            5.  Events of Default.
                -----------------

            Any one of the following defaults shall constitute an Event of

Default (other than by reason of an Event of Force Majeure in the case of each of Paragraphs 5(a)-(f)):

                  (a)   (i) The failure or refusal of S&H to comply with or

perform its obligations under this Agreement if such failure or refusal continues unremedied for more than 60 days after written notice of the existence of such failure or refusal
shall have been given to S&H by Holdings or (ii) the failure or refusal of

Holdings to comply with or perform its obligations under this Agreement if such failure or refusal continues unremedied for more than 60 days after written notice of the existence of such failure or refusal shall have been given to

Holdings by S&H;

                  (b)   S&H or Holdings is declared insolvent or bankrupt by

any court of competent jurisdiction, or a voluntary petition in bankruptcy is filed in any court of competent jurisdiction by either of them;

                  (c)   An involuntary petition in bankruptcy is filed in any

court of competent jurisdiction against S&H or Holdings and within forty-five

(45) days thereafter shall not have been dismissed or stayed (and, in the event of any such stay, such stay shall not have been set aside and the petition dismissed within forty-five (45) days after the stay shall have been granted);

                  (d)   A trustee or receiver is appointed for S&H or Holdings

and remains undischarged for more than forty-five (45) days after being appointed;

                  (e)   A proceeding seeking a reorganization, arrangement,

liquidation or dissolution of S&H or Holdings is instituted in a court of competent jurisdiction and remains
undismissed for more than forty-five (45) days after being instituted;

                  (f)   S&H or Holdings voluntarily seeks any such

reorganization or arrangement or makes an assignment for the benefit of creditors; or

                  (g)   Death or permanent disability of both Horrigan and

Silver.  For the purposes of this Agreement, "permanent disability" shall mean the inability of Horrigan or Silver, as the case may be, by reason of illness or injury to perform substantially all of his duties as Chairman of the Board or as President of Holdings (or in performing his duties in any other office in

Holdings or any of its respective Affiliates to which he may be duly appointed)

during any continuous period of one hundred eighty (180) days.

            6.    Cause.
                  -----

                  (a)  The occurrence of any of the following shall constitute

"Cause" for purposes of clause (i) of the last sentence of Section 4(a) of this

Agreement:

                        (i)  An Event of Default, except for the Event of

      Default described in Section 5(a)(ii) of this Agreement; or

                        (ii)  Criminal conduct or gross negligence by S&H in

      the performance of the Services; or

                        (iii)  The termination of any Affiliate Management

      Services Agreement by Silgan, Containers or Plastics, as the case may be,

      for "Cause" as defined therein.

                  (b)  The occurrence of either of the following shall

constitute "Cause" for purposes of clause (ii) of the last sentence of Section

4(a) of this Agreement:

                        (i)  An Event of Default, except for the Event of

      Default described in Section 5(a)(i) of this Agreement; or

                        (ii)  The termination of any Affiliate Management

      Services Agreement by S&H for "Cause" as defined therein.

            7.    Remedies.
                  --------

                  (a)  In the event this Agreement is terminated (or deemed

terminated) by Holdings prior to June 30, 1999 for any reason other than for

Cause, Holdings shall be required to pay to S&H as liquidated damages, within thirty (30) days of such termination, the present value of the sum of (i) the

Monthly Management Fee (or any portion thereof) that would have been payable by

Holdings to S&H for each month (or any portion thereof) from the date of such termination through June 30, 1999 and (ii) the Quarterly Management Fee (or any

portion thereof)
that would have been payable by Holdings to S&H for each quarter (or portion thereof) from the date of such termination through June 30, 1999, in each case calculated based on a discount rate of eight percent (8%) per annum.

                  (b)  In the event this Agreement is terminated by Holdings after June 30, 1999 for any reason other than for Cause, Holdings shall be required to pay to S&H as liquidated damages, within thirty (30) days of such termination, the present value of the sum of (i) the Monthly Management Fee (or any portion thereof) that would have been payable by Holdings to S&H for each month (or any portion thereof) from the date of such termination through the end of the then current one-year term and (ii) the Quarterly Management Fee (or any portion thereof) that would have been payable by Holdings to S&H for each quarter (or portion thereof) from the date of such termination through the end of the then current one-year term, in each case calculated based on a discount rate of eight percent (8%) per annum.

                  (c)  The amounts described in clauses (i) and (ii) of

Sections 7(a) and 7(b) shall be calculated based upon the projections of

Holdings' EBDIT for the period from the date of such termination through June

30, 1999 or through the end of the then current one-year term, as the case may be, which projections are (1) included in Holdings' most recently prepared forecast
statements required under the Credit Agreement or (2) if the Credit

Agreement is not in existence, included in Holdings' most recently prepared forecast statements presented to its Board of Directors (provided such forecast statements are prepared on a basis consistent with the requirements under the

Credit Agreement that was in effect last).

            8.    Force Majeure.
                  -------------

            The term "Event of Force Majeure" as used herein shall mean any failure of a party to perform any of its obligations hereunder if such failure is due to circumstances beyond its control, including but not limited to, any requisition by any government authority, act of war, strike, boycott, lockout,

picketing, riot, sabotage, civil commotion, insurrection, epidemic, disease,

act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo, or prohibition imposed by any governmental body or agency having authority over the party, which would have constituted an Event of Default but for the fact that such events constituted an Event of Force Majeure.  The party affected by an Event of Force Majeure shall give prompt notice thereof to the other parties hereto and each party shall use its best efforts to minimize the duration and consequences of, and to eliminate, any such Event of Force Majeure. At such time as an Event of Force Majeure no longer exists, the respective obligations of the parties hereto shall be reinstated and this Agreement shall continue in full force and effect.

            9.    Insurance.
                  ---------

            S&H agrees that for the term of this Agreement it shall cause

Holdings to obtain and maintain insurance for such risks and in such amounts similar to companies of comparable size which are engaged in similar business activities, provided that S&H shall be deemed to be in compliance with the
            --------

provisions of this paragraph if Holdings maintains a level of insurance which complies with the applicable terms of the Credit Agreement.

            10.   Indemnification.
                  ---------------

                  (a)  Holdings shall indemnify to the fullest extent permitted by law (as now or hereafter in effect) S&H and each of its Affiliates,

officers, directors, employees, consultants and subcontractors, and any Person controlling S&H and each of its Affiliates or any such consultant or subcontractor (each, an "S&H Indemnitee," and collectively, the "S&H

Indemnitees") to the extent that any S&H Indemnitee is made, or threatened to be made, a defendant to, or is involved in any manner in, any action, suit or proceeding (whether civil, criminal, administrative, investigative or otherwise)

by reason
of the fact that such S&H Indemnitee is or was an agent of Holdings.

                  (b)  In furtherance and not in limitation of the powers

conferred by statute:

                         (i)  Holdings may purchase and maintain insurance on

      behalf of any S&H Indemnitee as an agent of Holdings against any liability asserted against any S&H Indemnitee and incurred by any S&H

      Indemnitee in such capacity, or arising out of any S&H Indemnitee's status as such, whether or not Holdings would have the power to indemnify such S&H Indemnitee against such liability under the provisions of law;

      and

                        (ii)  Holdings may create a trust fund, grant a

      security interest and/or use other means (including, without limitation,

      letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                  (c)   The manner of any indemnification under this Agreement

shall be in accordance with Section 2.8 of the

Stockholders Agreement dated as of December 21, 1993 among Silver, Horrigan, The

Morgan Stanley Leveraged Equity Fund II, L.P., Bankers Trust New York

Corporation, First Plaza Group Trust and Holdings (as amended from time to time,

the "Stockholders Agreement").

            11.  Noncompetition.
                 --------------

                  (a)  During the term of this Agreement, S&H hereby agrees

that it will not, directly or indirectly, own, render services to, manage,

operate, control, or participate in the ownership, management, operation or control of a business that is engaged in any "Business".  For purposes hereof,

the term "Business" shall mean the manufacture and sale anywhere in the world of consumer goods packaging products.

                  (b)  In the event that this Agreement is terminated by S&H pursuant to clause (iv) of the last sentence of Section 4(a) hereof, S&H hereby agrees that, for a period of one year beginning on the date of such termination, it will not, directly or indirectly:  (i) own, render services to,

manage, operate, control, or participate in the ownership, management,

operation or control of a business that is engaged in any Business; (ii)

interfere with any customer or supplier relationship between Holdings and/or its subsidiaries and any other person or business entity; or (iii) disclose or use any
confidential or proprietary information relating to Holdings and its subsidiaries' businesses, except for any information already in the public domain through no act of S&H and except as may be required by law or governmental or court order.

                  (c)  Notwithstanding anything herein to the contrary, nothing herein, however, shall restrict S&H from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter markets, so long as such investment does not give S&H the right to control or influence the policy decisions of any such company engaged in any Business.

                  (d)  If any particular provision or portion of this Section

11 shall be adjudicated to be invalid or unenforceable, this Section 11 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication was sought.

                  (e)  The parties recognize that the performance of the

obligations under this Section 11 by S&H is special, unique and extraordinary in character, and that in the event of a breach, or threatened breach, of any of the terms and conditions of this Section 11, Holdings shall be entitled, if it so elects,
in addition to any other remedies available to Holdings, to enforce the specific performance thereof or to enjoin any breach thereof.

            12.  Notices.
                 -------

            All notices and other communications required by or specifically provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) when sent by telex or telecopier with answerback received, or (c) seventy-two (72) hours after having been deposited in the U.S. mails, certified mail with return receipt requested and postage prepaid, and in any case addressed to the party for which it is intended at that party's address as set forth below, or at such other address as the addressee shall have designated by notice hereunder to the other party.

      If to S&H:

            S&H Inc.
            4 Landmark Square
            Suite 400
            Stamford, CT  06901
            Attention:  R. Philip Silver

      If to Holdings:

            Silgan Holdings Inc.
            4 Landmark Square
            Suite 400
            Stamford, CT  06901
            Attention:  R. Philip Silver

      If a notice is sent to any of the above, a copy shall

be sent to the following:

            Winthrop, Stimson, Putnam & Roberts
            Financial Centre
            695 East Main Street
            P.O. Box 6760
            Stamford, CT  06904-6760
            Attention: Frank W. Hogan, III, Esq.

Any notice or request sent by telecopier or similar facsimile telecommunication shall be confirmed promptly by the sending of a copy of such notice or request to the addressee thereof by prepaid certified mail, return receipt requested.

            13.   Definitions.
                  -----------

            Terms not defined herein which are defined in the Stockholders

Agreement shall have the meanings ascribed to them therein.

            14.   Amendment; Assignment; Binding Effect.
                  -------------------------------------

            This Agreement may be amended or modified only by a written instrument signed by the parties hereto.  No party shall assign or transfer this Agreement, in whole or in part, or any of such party's rights or obligations hereunder, to any other person or entity without the prior written consent of the other party hereto, except that S&H may transfer or assign all of its rights and obligations hereunder to any entity directly or indirectly succeeding to S&H by merger, consolidation or reorganization.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns.

            15.   Waiver; Severability.
                  --------------------

            The failure of a party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision.  No party shall be deemed to have waived any right, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of any other party in any other respect or at any other time.  If any provision of this

Agreement shall be waived, or be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

            16.  Relationship of the Parties.
                 ---------------------------

            In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party.  Except as otherwise provided herein, no party
shall have any right, or authority to create any obligation, express or implied,

on behalf of any other party.

            17.  Governing Law.
                 -------------

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of laws rules and laws.

            18.  Entire Agreement; Termination of Original Management
                 -----------------------------------------------------

Services Agreement.
------------------

            This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written, with respect thereto.

Upon the execution and delivery of this Agreement, the Original Management

Services Agreement shall be terminated and shall be of no effect whatsoever.

            IN WITNESS WHEREOF,  the parties hereto have executed this

Agreement as of the date first above written.

                                    S&H INC.



                                    By:
                                       -----------------------------------
                                       Title:



                                    SILGAN HOLDINGS INC.



                                    By:
                                       -----------------------------------
                                       Title:

                                  SCHEDULE I
                                (000's Omitted)




          Scheduled Amount 1/                   Maximum Amount 1/
          ----------------                      --------------
        1997         $ 89,500                 1997         $ 100,504
        1998           95,500                 1998           102,964
        1999          101,500                 1999           105,488
        2000          108,653                 2000           108,653


________________________

1. For each calendar year after 2000, the Scheduled Amount for such calendar year shall be an amount equal to the Maximum Amount for such calendar year. For each calendar year after 2000, the Maximum Amount for such calendar year shall be equal to one hundred and three percent (103%) of the Maximum Amount for the prior calendar year.